UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2021

NIELSEN HOLDINGS PLC

(Exact name of registrant as specified in its charter)

England and Wales	001-35042	98-1225347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Broad Street New York, New York 10004 United Kingdom	Nielsen House John Smith Drive Oxford Oxfordshire OX4 2WB United Kingdom

(Address of principal executive offices)

+1 (646) 654-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, par value €0.07 per share	NLSN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

As previously disclosed, on October 31, 2020, Nielsen Holdings plc (the “Company” or “Nielsen”), Indy US Bidco, LLC (“US Purchaser”) and Indy Dutch Bidco B.V. (“Dutch Purchaser”) (US Purchaser and Dutch Purchaser, collectively, “Purchaser”), entered into a stock purchase agreement (the “Stock Purchase Agreement”), pursuant to which Purchaser will acquire the Company’s Global Connect business (such business, “Connect,” and the acquisition of Connect, the “Transaction”) by means of a sale of the equity interests of certain subsidiaries held by the Company which operate Connect.

On December 23, 2020, Nielsen filed a definitive proxy statement in connection with the Transaction (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”).

As of February 1, 2021, five lawsuits had been filed relating to the Transaction in federal and state courts, including one purported class action lawsuit, by purported Nielsen shareholders against Nielsen and the members of the Nielsen board of directors (collectively, the “Actions”). The cases are, in the order by which they were filed: Jeffrey Oram v. Nielsen Holdings plc, et al., 1:20-cv-10893 (S.D.N.Y. Dec. 23, 2020), which was subsequently dismissed and re-filed as Jeffrey Oram v. Nielsen Holdings plc, et al., 1:21-cv-0067-UNA (D. Del. Jan. 21, 2021); Brian Levy v. Nielsen Holdings plc, et al., Index No. 66687/2020 (N.Y. Sup. Ct. Dec. 29, 2020); Bryan Anderson v. Nielsen Holdings plc, et al., 1:21-cv-00374 (S.D.N.Y. Jan. 15, 2021); Frank Gallo v. Nielsen Holdings plc, et al., 2:21-cv-00433 (C. D. Cal. Jan. 15, 2021); and Marc Waterman v. Nielsen Holdings plc. 2:21-cv-00319 (E.D. Pa. Jan. 22, 2021).

The Actions generally allege that the Proxy Statement misrepresents and/or omits certain purportedly material information and assert violations of Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder or negligent and fraudulent misrepresentation and concealment in violation of New York common law and breach of duty of disclosure under the laws of England and Wales. The alleged material misstatements and omissions relate to, among other topics, certain forecasted financial information for Connect prepared by Nielsen’s management, the opinion of J.P. Morgan Securities LLC (“J.P. Morgan”), Nielsen’s financial advisor, in connection with the Transaction, the interests of Nielsen’s directors and officers in the Transaction and certain background events that occurred in connection with the Transaction.

The plaintiffs in each of the Actions seek, among other things, an injunction against the consummation of the Transaction or, in the alternative, rescission damages, as well as an award of costs and expenses (including attorneys’ and experts’ fees and expenses).

The Proxy Statement is modified and superseded by, and should be read as part of, and in conjunction with, the disclosures set forth in this Current Report on Form 8-K. To the extent that information in this Current Report on Form 8-K differs from or updates information contained in the Proxy Statement, the information in this Current Report on Form 8-K shall supersede or modify the information in the Proxy Statement.

Supplemental Disclosures

Nielsen believes that no further disclosure is required to supplement the Proxy Statement under applicable law. Without admitting in any way that the disclosures below are material or required to be made, Nielsen makes the following supplemental disclosures in connection with its response to the Actions. In light of the supplemental disclosures, the plaintiffs in the Actions have agreed to dismiss the Actions in their entirety, with prejudice as to the named plaintiffs only and without prejudice to all other members of the putative class. Nothing in this supplement shall be deemed an admission of the legal necessity or materiality of any of the disclosures set forth herein. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to those terms in the Proxy Statement. All page references are to the Proxy Statement. For clarity, new text within restated paragraphs from the Proxy Statement are highlighted with bold text.

The Proxy Statement is hereby amended and supplemented on page 25 by replacing the third paragraph under the section entitled “Strategic Review Process” with the following:

Over the course of the remainder of 2018 and the first half of 2019, representatives of Nielsen contacted or were contacted by approximately 47 financial sponsors and approximately 14 ~~other~~ industry participants regarding a potential strategic transaction involving some or all of Nielsen. Nielsen entered into confidentiality agreements with those that indicated interest in exploring a potential transaction, including Advent. Substantially all of the executed confidentiality agreements included a customary standstill restricting the counterparty from taking certain actions with respect to Nielsen and its securities and “don’t ask, don’t waive” (“DADW”) provisions, both of which would fall away upon the acquisition by a third party of, or the entry by a third party into a definitive agreement with Nielsen to acquire, more than 50% of the outstanding voting equity securities of Nielsen or assets of Nielsen representing more than 50% of its consolidated earning power.

The Proxy Statement is hereby amended and supplemented on page 25 by replacing the fourth paragraph under the section entitled “Strategic Review Process” with the following:

At a meeting of the Nielsen Board of Directors held on August 7, 2018, the Nielsen Board of Directors established an ad hoc committee consisting of Mr. Attwood, Mr. David Rawlinson, Mr. Javier Teruel and Ms. Karen Hoguet to oversee the strategic review (the “Ad Hoc Committee”). The members of the Ad Hoc Committee were selected based on Mr. Attwood’s role as Chairman of the Board and the other directors’ roles as members of the Audit Committee.

The Proxy Statement is hereby amended and supplemented on page 27 by replacing the second paragraph under the section entitled “Proposed Spin-Off of Connect” with the following:

On November 6, 2019, Nielsen formally engaged J.P. Morgan, which had been advising Nielsen and the Nielsen Board of Directors since May 2018, to act as its financial advisor in connection with Nielsen’s analysis and consideration of various alternatives.

The Proxy Statement is hereby amended and supplemented on page 27 by replacing the first paragraph under the section entitled “Re-Initiation of Connect Business Sale Process; Sale of Connect to Advent” with the following:

Between November 2019 and June 2020, while Nielsen continued to prepare for the spin-off of Connect to its shareholders, including progressing the global reorganization of Connect in anticipation of the consummation of the spin-off and filing a Form 10 registration statement on May 7, 2020, five financial sponsors and three industry participants (including two financial sponsors and two industry participants that eventually formed two separate bidding consortiums) contacted or were contacted by Nielsen and J.P. Morgan about a potential sale or other transaction involving Connect. During this period, representatives of Nielsen continued to have discussions with representatives of Elliott and other investors to receive their input on the spin-off, as well as on Nielsen and its businesses and strategic alternatives.

The Proxy Statement is hereby amended and supplemented on page 27 by replacing the second paragraph under the section entitled “Re-Initiation of Connect Business Sale Process; Sale of Connect to Advent” with the following:

At a meeting of the Nielsen Board of Directors held on April 16, 2020, representatives of J.P. Morgan reviewed with the Nielsen Board of Directors an overview of forecasted financial information that Nielsen management developed with respect to Connect, which reflected Nielsen’s operating plan for the fiscal year ending December 31, 2020, adjusted for the impacts of the COVID-19 pandemic, various restructuring and separation costs, and updated corporate allocations. With respect to the COVID-19 pandemic, the forecasted financial information assumed a “V-shape” recovery trajectory of Connect, with a severe impact on fiscal year 2020 revenue and recovery beginning in the third quarter of 2020. In addition, representatives of J.P. Morgan also reviewed with the Nielsen Board of Directors the illustrative capital structure and leverage profile of the Media business following the consummation of the spin-off, deleveraging alternatives, and the possibility of reengaging with one or more third parties, following the filing of the Form 10 registration statement, with respect to a possible sale of Connect.

The Proxy Statement is hereby amended and supplemented on page 27 by replacing the fourth paragraph under the section entitled “Re-Initiation of Connect Business Sale Process; Sale of Connect to Advent” with the following:

On April 30, 2020, Nielsen entered into cooperation and information sharing agreements with Elliott, pursuant to which Nielsen agreed, among other things, to appoint Mr. Jonathan Miller to the Nielsen Board of Directors, and to permit Elliott access to certain confidential information of Nielsen at its request, subject to an appropriate confidentiality agreement. Nielsen also agreed to establish a Finance Committee of the Nielsen Board of Directors to remain in place at least until the consummation of the spin-off of Connect, which committee would be composed of Mr. Attwood in his capacity as the Chairman of the Board, three other independent directors selected by the Nielsen Board of Directors (Ms. Hoguet, Ms. Nancy Tellem and Mr. Teruel), and Mr. Miller (the “Finance Committee”). The Finance Committee’s responsibilities were to provide assistance to the Nielsen Board of Directors and Nielsen management by, among other things, reviewing and providing advice with respect to Nielsen’s strategic and operational plans and transactions, capital structure, significant financial exposures or contingent liabilities, hedging and other financial risk management strategies, employee benefit and pension plan policies, administration and performance, dividend policy and share repurchases, tax strategy and planning, and the separation of Connect (including planning for an investor day in advance of such separation).

The Proxy Statement is hereby amended and supplemented on page 27 by replacing the fifth paragraph under the section entitled “Re-Initiation of Connect Business Sale Process; Sale of Connect to Advent” with the following:

At a meeting of the Nielsen Board of Directors held on June 19, 2020, representatives of J.P. Morgan discussed a possible process to explore a potential sale of Connect, including potential counterparties and illustrative timing and terms for such a sale. The Nielsen Board of Directors authorized representatives of J.P. Morgan to engage with a limited number of third parties to explore a potential sale or other transaction involving Connect (including Advent, Bidder B, Bidder C and Bidder D (as defined below)), who had engaged substantively in the earlier sale process and/or expressed an interest in a potential sale of Connect.

The Proxy Statement is hereby amended and supplemented on pages 27-28 by replacing the sixth paragraph under the section entitled “Re-Initiation of Connect Business Sale Process; Sale of Connect to Advent” with the following:

On July 14, 2020, Nielsen entered into confidentiality agreements with an industry participant and one of its shareholders (collectively, “Bidder D”), which included a customary standstill restricting the counterparty from taking certain actions with respect to Nielsen and its securities and DADW provisions, both of which would fall away upon the acquisition by a third party of, or the entry by a third party into a definitive agreement with Nielsen to acquire, more than 50% of the outstanding voting equity securities of Nielsen or assets of Nielsen representing more than 50% of its consolidated earning power. On July 15, 2020, representatives of Bidder D met with members of Nielsen’s management as part of their due diligence in connection with a potential transaction. Additionally, on July 30, 2020, Nielsen entered into “clean team” agreements with Bidder D with respect to competitively sensitive confidential information.

The Proxy Statement is hereby amended and supplemented on page 28 by replacing the first full paragraph with the following:

On July 20, 2020, Nielsen entered into a confidentiality agreement with a consortium consisting of Bidder C and an industry participant (collectively, the “Mixed Consortium”), which included a customary standstill restricting the counterparty from taking certain actions with respect to Nielsen and its securities and DADW provisions, both of which would fall away upon the acquisition by a third party of, or the entry by a third party into a definitive agreement with Nielsen to acquire, more than 50% of the outstanding voting equity securities of Nielsen or assets of Nielsen representing more than 50% of its consolidated earning power. On July 21, 2020, representatives of the Mixed Consortium met with members of Nielsen’s management as part of their due diligence in connection with a potential transaction. Additionally, on July 31, 2020, Nielsen entered into “clean team” agreements with the Mixed Consortium with respect to competitively sensitive confidential information. The Mixed Consortium ultimately declined to submit an indication of interest with respect to a potential transaction with Nielsen.

The Proxy Statement is hereby amended and supplemented on page 28 by replacing the third full paragraph with the following:

Also on August 18, 2020, Nielsen entered into a confidentiality agreement with Advent in substantially the same form entered into with Advent in 2018, which included a customary standstill restricting Advent from taking certain actions with respect to Nielsen and its securities and DADW provisions, both of which would fall away upon the acquisition by a third party of, or the entry by a third party into a definitive agreement with Nielsen to acquire, more than 50% of the outstanding voting equity securities of Nielsen or assets of Nielsen representing more than 50% of its consolidated earning power.

The Proxy Statement is hereby amended and supplemented on page 29 by replacing the second full paragraph with the following:

On September 15, 2020, Nielsen received a non-binding indication of interest from Advent to acquire Connect, on a cash-free, debt-free basis for an enterprise value of $2.7 billion in cash, subject to further deductions for a number of preliminary debt-like items estimated to be approximately $314 million in the aggregate, and including the right to use the Nielsen trademark and brand on a worldwide basis post-closing. The indication of interest did not mention management retention or equity participation in the combined company. The indication of interest contemplated the completion of due diligence and execution of definitive transaction agreements by October 31, 2020 and requested a 45-day exclusivity period, subject to automatic renewal on a weekly basis thereafter, unless terminated by either party upon written notice to the other party at least one day prior to the expiration of the then-pending exclusivity period.

The Proxy Statement is hereby amended and supplemented on page 29 by replacing the fifth full paragraph with the following:

Also on September 18, 2020, Advent submitted a revised non-binding indication of interest to acquire Connect on a cash-free (subject to a minimum level of cash reasonably necessary for Connect to continue its operations), debt-free basis for an enterprise value of $2.8 billion in cash, subject to further deductions for a number of preliminary debt-like items estimated to be approximately $207 million in the aggregate. The indication of interest did not mention management retention or equity participation in the combined company. The indication of interest contemplated the completion of due diligence and execution of definitive transaction agreements by October 24, 2020.

The Proxy Statement is hereby amended and supplemented on page 29 by replacing the sixth full paragraph with the following:

Given the superior nature of Advent’s revised proposal and the risks to closing certainty and potential delays with closing timing in connection with the regulatory approvals required for a transaction with Bidder D, on September 19, 2020, Nielsen granted Advent exclusivity with respect to a transaction involving the sale of Connect until October 9, 2020, subject to renewal on a weekly basis thereafter unless earlier terminated by either party. The exclusivity agreement allowed Nielsen to continue to pursue a spin-off of Connect, including a possible sponsored spin-off of Connect. The exclusivity agreement was not terminated by either party thereafter.

The Proxy Statement is hereby amended and supplemented on page 59 by replacing the second paragraph under the section entitled “Discounted Cash Flow Analysis” with the following:

J.P. Morgan used the unlevered free cash flows that Connect is expected to generate during calendar year 2020 and through calendar year 2024 based upon the Board Direction Case (as described in the section of this proxy statement entitled “—Certain Financial Forecasts”). J.P. Morgan treated stock-based compensation as a cash expense in the unlevered free cash flows calculation for purposes of its discounted cash flow analysis, as stock-based compensation is viewed as a true economic expense of the business. J.P. Morgan also calculated a range of terminal values for Connect at the end of calendar year 2024 by applying terminal growth rates ranging from 0.0% to 1.0%, which were chosen based on J.P. Morgan’s professional judgment and experience, to the unlevered free cash flows of Connect in 2024. The unlevered free cash flows and the range of terminal values were then discounted to present values using a range of discount rates from 8.75% to 9.75%, which was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of Connect. The present value of the unlevered free cash flows and the range of terminal values indicated an implied firm value of Connect, based on the Board Direction Case, of $2.1 billion to $2.7 billion.

The Proxy Statement is hereby amended and supplemented on page 60 by replacing the first paragraph under the section entitled “Equity Research Analyst Valuations” with the following:

For reference only and not as a component of its fairness analyses, J.P. Morgan reviewed certain publicly available equity research analyst valuations for the firm value of Connect as of certain dates in 2020 from the following analysts: Arete Research Services LLP, Bank of Montreal, Barclays plc, Citibank N.A., Morgan Stanley & Co. LLC, Robert W. Baird & Co. Incorporated, Truist Financial Corporation and Wells Fargo Bank N.A. J.P. Morgan noted that the range of such valuations was $1.6 billion to $3.8 billion, with a median valuation of $2.1 billion.

The Proxy Statement is hereby amended and supplemented on page 63 by replacing the third table with the following:

Unlevered Free Cash Flow (Dollars in millions)	2020E	2021E	2022E	2023E	2024E
Board Direction Case	$(83)	$24	$86	$139	$193
CIM Case	$(83)	$106	$168	$226	$296
Trend Case	$(83)	$(4)	$39	$70	$97
Trend with Cost Mitigants Case	$(83)	$3	$66	$118	$167
Upside Case	$(83)	$136	$229	$318	$413

The Proxy Statement is hereby amended and supplemented on page F-63 by adding the following after the first paragraph:

Nielsen has identified an immaterial balance sheet error in the Condensed Combined Financial Statements of Connect as included in the Proxy. The error results in an overstatement of Connect’s assets as of September 30, 2020 by $28 million and a related $24 million overstatement in Connect’s liabilities as of September 30, 2020. The error had no impact on the results of operations, operating cash flows or liquidity for the nine months ended September 30, 2020. Nielsen has concluded that the error is not material to the balance sheet or the financials, taken as a whole.

[Remainder of Page Intentionally Left Blank]

Additional Information and Where to Find It

In connection with the Transaction, Nielsen filed the Proxy Statement with the SEC on December 23, 2020, and commenced mailing a notice of the availability of proxy materials to Nielsen shareholders on or about December 23, 2020. Nielsen urges its shareholders to read the Proxy Statement, any amendments or supplements to the Proxy Statement, and other documents filed or to be filed by Nielsen with the SEC as they become available because they will contain important information regarding Nielsen special meeting in connection with the Transaction. Copies of Nielsen’s filings with the SEC are available to investors without charge by request made to Nielsen in writing or by telephone with the following contact information:

Nielsen Holdings plc

Attention: Investor Relations

675 6th Avenue New York, NY 10011

Telephone: +1 (646) 654-8153

Participants in the Solicitation

Nielsen and certain of its directors, executive officers and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed Transaction. Information regarding Nielsen’s directors and executive officers is available in the Proxy Statement, Nielsen’s definitive proxy statement for its 2020 annual meeting, which was filed with the SEC on April 1, 2020, and Nielsen’s Current Report on Form 8-K, which was filed with the SEC on April 30, 2020. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Proxy Statement and may be contained in other relevant materials to be filed with the SEC in connection with the proposed Transaction when they become available. Free copies of this document and such other materials may be obtained as described in the preceding paragraph.

Forward-Looking Statements

This news release includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. These statements include those relating to the Transaction, as well as those that may be identified by words such as “will”, “intend”, “expect”, “estimate”, “anticipate”, “should”, “could”, “shall”, and similar expressions.

These statements are subject to risks and uncertainties, and actual results and events could differ materially from what presently is expected. Factors leading thereto may include, without limitation, the risks related to the COVID-19 pandemic on the global economy and financial markets, the uncertainties relating to the impact of the COVID-19 pandemic on Nielsen’s business, the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the Transaction that could reduce the anticipated benefits of or cause the parties to abandon the Transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement, the possibility that Nielsen shareholders may not approve the Stock Purchase Agreement and the Transaction, the risk that the parties to the Stock Purchase Agreement may not be able to satisfy the conditions to the Transaction in a timely manner or at all, risks related to the disruption of management time from ongoing business operations due to the Transaction, the risk that any announcements relating to the Transaction could have adverse effects on the market price of Nielsen’s ordinary shares, the risk of any unexpected costs or expenses resulting from the Transaction, the risk of any litigation relating to the Transaction, the risk that the Transaction and its announcement could have an adverse effect on the ability of Nielsen to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees and other business relationships and on its operating results and business generally, the risk the pending proposed transaction could distract management of Nielsen, the failure of our new business strategy in accomplishing our objectives, conditions in the markets Nielsen is engaged in, behavior of customers, suppliers and competitors, technological developments, as well as legal and regulatory rules affecting Nielsen’s business and other specific risk factors that are outlined in our disclosure filings and materials, which you can find on http://www.nielsen.com/investors, such as our 10-K, 10-Q and 8-K reports that have been filed with the Securities and Exchange Commission (the “SEC”), in addition to the Proxy Statement, filed with the SEC on December 23, 2020. Please consult these documents for a more complete understanding of these risks and uncertainties. This list of factors is not intended to be exhaustive. Such forward-looking statements only speak as of the date of this communication, and we assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2021

NIELSEN HOLDINGS PLC

By:	/s/ Jennifer Meschewski
Name:	Jennifer Meschewski
Title:	Secretary